EXHIBIT 99.1

PennantPark Investment Corporation Receives “BBB” Rating from Egan-Jones

NEW YORK, Aug. 25, 2017 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ:PNNT), a leading provider of capital to middle-market companies, today announced that it has been assigned a senior unsecured credit rating of “BBB” from Egan-Jones Rating Company (“Egan-Jones”).

Egan-Jones is a Nationally Recognized Statistical Rating Organization and is recognized by the National Association of Insurance Commissioners as a Credit Rating Provider. Egan-Jones is also certified by the European Securities and Markets Authority.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which primarily invests in U.S. middle-market companies in the form of senior secured debt, mezzanine debt and, to a lesser extent, equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com